Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Timothy A. Bonang, Vice President, Investor Relations
Elisabeth A. Heiss, Manager, Investor Relations
(617) 796-8245

Five Star Quality Care, Inc. Reports Fourth Quarter and Year End 2012 Results

Newton, MA (February 15, 2013).  Five Star Quality Care, Inc. (NYSE: FVE) today announced its financial results for the quarter and year ended December 31, 2012.

Fourth Quarter 2012 Financial Highlights:

•                  Total revenues for the fourth quarter of 2012 increased 14.4% to $359.1 million from $314.0 million for the same period in the previous year.

•                  Earnings before interest, taxes, depreciation and amortization, or EBITDA, for the fourth quarter of 2012 were $12.0 million compared to $8.4 million for the same period in the previous year.  EBITDA for the fourth quarter of 2011 included impairment of long-lived assets of $3.5 million and acquisition related costs of $229,000, partially offset by a gain on sale of available for sale securities of $3.5 million.  EBITDA excluding these and certain other items was $12.1 million and $8.7 million in the fourth quarters of 2012 and 2011, respectively. A reconciliation of income from continuing operations determined in accordance with U.S. generally accepted accounting principles, or GAAP, to EBITDA and EBITDA excluding certain items for the quarters ended December 31, 2012 and 2011 appears later in this press release.

•                  Income from continuing operations for the fourth quarter of 2012 was $3.5 million, or $0.07 per basic and diluted share, compared to $52.7 million, or $1.11 and $1.05 per share, basic and diluted, respectively, for the same period in the previous year. Income from continuing operations for the fourth quarter of 2011 included certain items that, in aggregate, increased our earnings by $51.8 million, or $1.09 and $1.03 per share, basic and diluted, respectively. These items were a $50.7 million income tax benefit related to the reversal of our valuation allowance, a $1.4 million income tax benefit related to impairment of long-lived assets and a $3.5 million gain on sale of available for sale securities, partially offset by impairment of long-lived assets of $3.5 million and acquisition related costs of $229,000.

•                  Net income for the fourth quarter of 2012 was $3.5 million, or $0.07 per basic and diluted share, compared to $55.4 million, or $1.16 and $1.10 per share, basic and diluted, respectively, for the same period in the previous year. Net income in the 2012 period included income from discontinued operations of $6,000 compared to $2.7 million of income from discontinued operations in the 2011 period.

Fourth Quarter 2012 Operating Highlights:

•                  Occupancy at our owned and leased senior living communities for the fourth quarter of 2012 was 85.7% compared to 86.2% for the same period in the previous year.

•                  The average monthly rate at our owned and leased senior living communities for the fourth quarter of 2012 increased by 2.5% to $4,516 from $4,408 for the same period in the previous year.

•                  The percentage of revenues derived from residents’ private resources for the fourth quarter of 2012 at our owned and leased senior living communities modestly decreased to 74.5% from 74.7% for the same period in the previous year.

•                  Our fee revenues from managed senior living communities in the fourth quarter of 2012 were $2.2 million compared to $515,000 in the fourth quarter of 2011.

Fiscal Year Financial Highlights:

•                  Total revenues for the year ended December 31, 2012 increased 12.1% to $1.4 billion from $1.2 billion for the year ended December 31, 2011.

•                  EBITDA for the year ended December 31, 2012 was $49.5 million compared to $39.3 million for the year ended December 31, 2011.  EBITDA for the year ended December 31, 2012 included a gain on settlement of our litigation with Sunrise Senior Living, Inc., or Sunrise, which increased EBITDA by $3.4 million. EBITDA for the year ended December 31, 2011 included impairment of long-lived assets of $3.5 million and acquisition related costs of $1.8 million, partially offset by a gain on sale of available for sale securities of $4.1 million.  EBITDA excluding these and certain other items was $46.2 million and $40.4 million for the year ended December 31, 2012 and 2011, respectively.  A reconciliation of income from continuing operations determined in accordance with GAAP to EBITDA and EBITDA excluding certain items for the years ended December 31, 2012 and 2011 appears later in this press release.

•                  Income from continuing operations for the year ended December 31, 2012 was $13.4 million, or $0.28 per basic and diluted share, compared to $67.5 million, or $1.60 and $1.52 per share, basic and diluted, respectively, for the year ended December 31, 2011.  Income from continuing operations for the year ended December 31, 2012 included a gain on settlement of our litigation with Sunrise of $1.9 million (net of taxes), or $0.04 per basic and diluted share. Income from continuing operations for the year ended December 31, 2011 included certain items that, in aggregate, increased our earnings by $51.0 million, or $1.21 and $1.13 per share, basic and diluted, respectively. These items were a $50.7 million income tax benefit related to the reversal of our valuation allowance, a $1.4 million income tax benefit related to impairment of long-lived assets, a $4.1 million gain on sale of available for sale securities and a $1,000 gain on early extinguishment of debt, partially offset by impairment of long-lived assets of $3.5 million and acquisition related costs of $1.8 million.

•                  Net income for the year ended December 31, 2012 was $24.9 million, or $0.52 per basic and diluted share, compared to $64.2 million, or $1.52 and $1.45 per share, basic and diluted, respectively, for the year ended December 31, 2011.  Net income for the 2012 period included income from discontinued operations, including the sale of our pharmacy business, of $11.5 million.  Net income for the 2011 period included a loss from discontinued operations of $(3.3) million.

Other Highlights:

During the fourth quarter of 2012, we began to manage nine senior living communities with a combined 2,233 living units for Senior Housing Properties Trust (NYSE: SNH).  All of these communities are focused on providing independent and/or assisted living services and generate a large majority of their revenues from residents’ private resources, not from Medicare or Medicaid government funded programs.

•                  As previously reported, in May 2012 we reached agreement with SNH and Sunrise whereby Sunrise would terminate its leases for 10 senior living communities owned by SNH and we would begin to manage the 10 communities for SNH’s account.  These 10 communities include 2,472 living units and are located in six states.  Prior to the fourth quarter of 2012, we began to manage three of these senior living communities with a combined 407 living units. During the fourth quarter of 2012, we began to manage the remaining seven of these senior living communities with a combined 2,065 living units.

•                  In December 2012, we began to manage two senior living communities with a combined 168 living units located in Tennessee and Texas.

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In October 2012, we entered an agreement to sell two skilled nursing facilities, or SNFs, with a total of 271 living units that we own which are located in Michigan for $8.0 million, including the assumption by the buyer of $7.5 million of United States Department of Housing and Urban Development mortgage debt.  These SNFs receive the majority of their revenues from Medicare/Medicaid reimbursements.  The losses generated at these facilities are included in our discontinued operations.  We expect the sale of these SNFs to occur before the end of 2013, but completion of this sale is subject to customary closing conditions, including regulatory approvals, and we can provide no assurance that a sale of these SNFs will occur before the end of 2013 or will be completed at all.

Bruce Mackey, President & CEO, made the following statement regarding the fourth quarter results of operations and recent activities:

“Although our occupancy rate for our owned and leased senior living communities declined year over year, this was primarily because of declines in occupancy from high acuity residents at our continuing care retirement communities, or CCRC’s, and SNFs.  Occupancy rates at our owned and leased independent and assisted living communities, which combined represent the largest number of units we operate, improved on a year over year basis.  Furthermore, our average monthly rate increased in all property types on a year over year basis.

Through external growth, a focus on cost control and growth in our private pay senior living business, we achieved meaningful year over year EBITDA growth.  EBITDA excluding certain items for the fourth quarter of 2012 was 39% higher than the fourth quarter of 2011.

During the fourth quarter we completed the transition of 10 senior living communities with 2,472 living units into our management business that were formerly operated by Sunrise and leased from SNH.  In addition, during the fourth quarter we began to manage two other senior living communities for SNH with a total of 168 living units.  We are now managing a total of 39 senior living communities that we expect may generate annual management fee revenues in 2013 of approximately $9.0 million based on the current operating performance at the communities.  We continue to look for opportunities to grow our private pay senior living business through managing, owning and leasing communities and have ample capacity on our balance sheet with $184.4 million available under our revolving credit facilities.”

Conference Call:

Later today, February 15, 2013, at 10:00 a.m. Eastern Time, we will host a conference call to discuss the fourth quarter and year end financial results.  Following management’s presentation, there will be a question and answer period.

The conference call telephone number is (800) 553-0288.  Participants calling from outside the United States and Canada should dial (612) 332-0530. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 11:59 p.m. Eastern Time, February 22, 2013.  To hear the replay, dial (320) 365-3844. The replay pass code is 279877.

A live audio webcast of the conference call will also be available in a listen only mode on the Company’s website at www.fivestarseniorliving.com.  Participants wanting to access the webcast should visit the Company’s website about five minutes before the call.  The archived webcast will be available for replay on the Company’s website for about one week after the call. The recording and retransmission in any way of the Company’s fourth quarter 2012 conference call is strictly prohibited without the prior written consent of the Company.  The Company’s website is not incorporated as part of this press release.

About Five Star Quality Care, Inc.:

Five Star Quality Care, Inc. is a senior living and healthcare services company.  As of December 31, 2012, we operated 261 senior living communities with 30,454 living units located in 31 states, including 31 communities (2,952 living units) that we own and operate, 191 communities (20,812 living units) that we lease and operate, and 39 communities (6,690 living units) that we manage.  These communities include independent living, assisted living, continuing care and skilled nursing communities.  We also operate two leased rehabilitation hospitals.  We are headquartered in Newton, Massachusetts.

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WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT WE CONTINUE TO LOOK FOR OPPORTUNITIES TO GROW OUR PRIVATE PAY SENIOR LIVING BUSINESS THROUGH MANAGING, OWNING AND LEASING COMMUNITIES.  THERE CAN BE NO ASSURANCE THAT WE WILL BE SUCCESSFUL IN IDENTIFYING OR OBTAINING SUCH OPPORTUNITIES AND WE MAY DEPEND ON ENTITIES WITH WHICH WE CURRENTLY HAVE COMMERCIAL RELATIONS, INCLUDING AS A TENANT OR MANAGER, ACQUIRING ADDITIONAL SENIOR LIVING COMMUNITIES WITH SUBSTANTIAL PRIVATE PAY BUSINESS AND LEASING THOSE COMMUNITIES TO US OR CONTRACTING WITH US TO MANAGE THOSE COMMUNITIES.

•                  RESIDENTS AND PATIENTS WHO PAY FOR OUR SERVICES WITH THEIR PRIVATE RESOURCES MAY BECOME UNABLE TO AFFORD OUR SERVICES WHICH COULD RESULT IN DECREASED OCCUPANCY AND REVENUES AT OUR SENIOR LIVING COMMUNITIES AND REHABILITATION HOSPITALS AND INCREASED RELIANCE ON GOVERNMENT AND OTHER PAYERS.

•                  THIS PRESS RELEASE STATES THAT WE HAVE ENTERED AN AGREEMENT TO SELL TWO SNFS LOCATED IN MICHIGAN THAT WE OWN AND THAT WE EXPECT THE SALE TO OCCUR PRIOR TO THE END OF 2013.  THIS SALE IS SUBJECT TO VARIOUS TERMS AND CONDITIONS TYPICAL OF SUCH TRANSACTIONS, INCLUDING REGULATORY APPROVALS.  THESE TERMS AND CONDITIONS MAY NOT BE MET.  AS A RESULT, THIS TRANSACTION MAY BE DELAYED OR MAY NOT OCCUR OR ITS TERMS MAY CHANGE.

•                  THIS PRESS RELEASE STATES THAT WE EXPECT THAT THE 39 SENIOR LIVING COMMUNITIES WE NOW MANAGE WILL GENERATE APPROXIMATELY $9.0 MILLION ANNUALLY IN MANAGEMENT FEE REVENUES IN 2013, BASED ON CURRENT OPERATING PERFORMANCE.  HOWEVER, ACTUAL ANNUAL MANAGEMENT FEE REVENUES MAY BE LESS THAN $9.0 MILLION IN 2013 IF OPERATING PERFORMANCE AT THE COMMUNITIES DECLINES OR FOR OTHER REASONS.

•                  THIS PRESS RELEASE STATES THAT WE HAVE AMPLE CAPACITY ON OUR BALANCE SHEET WITH $184.4 MILLION AVAILABLE UNDER OUR REVOLVING CREDIT FACILITIES.  HOWEVER, OUR $35.0 MILLION REVOLVING CREDIT FACILITY EXPIRES ON MARCH 18, 2013, AND WE MAY NOT BE SUCCESSFUL IN RENEWING OR REFINANCING THAT FACILITY ON TERMS ACCEPTABLE TO US OR OTHERWISE.  IN ADDITION, WE MUST SATISFY CERTAIN CONDITIONS, INCLUDING FINANCIAL COVENANTS, IN ORDER TO BORROW UNDER OUR REVOLVING CREDIT FACILITIES.  FURTHER, OUR OPERATIONS AND BUSINESS REQUIRE SIGNIFICANT AMOUNTS OF WORKING CASH AND REQUIRE US TO MAKE SIGNIFICANT CAPITAL EXPENDITURES TO MAINTAIN OUR COMPETITIVENESS.  ACCORDINGLY, WE MAY NOT HAVE SUFFICIENT CASH LIQUIDITY.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS.  OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

FOR THESE REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.

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Supplemental Information, page 1 of 8

FIVE STAR QUALITY CARE, INC.

CONSOLIDATED STATEMENTS OF INCOME

 (in thousands, except per share data)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011
Revenues:
Senior living revenue	$279,154	$274,733	$1,111,018	$1,078,380
Rehabilitation hospital revenue	27,547	27,085	107,048	105,320
Management fee revenue	2,151	515	5,817	898
Reimbursed costs incurred on behalf of managed communities	50,245	11,665	126,995	20,552
Total revenues	359,097	313,998	1,350,878	1,205,150

Operating expenses:
Senior living wages and benefits	135,356	137,411	548,164	536,386
Other senior living operating expenses	70,007	66,532	270,069	259,655
Costs incurred on behalf of managed communities	50,245	11,665	126,995	20,552
Rehabilitation hospital expenses	24,763	24,507	96,488	95,305
Rent expense	50,598	49,933	201,641	195,407
General and administrative	16,154	15,298	61,599	57,540
Depreciation and amortization	6,433	5,989	25,064	19,694
Impairment of long-lived assets	—	3,500	—	3,500
Total operating expenses	353,556	314,835	1,330,020	1,188,039

Operating income	5,541	(837)	20,858	17,111

Interest and other income	243	265	881	1,240
Interest and other expense	(1,475)	(1,512)	(6,268)	(3,917)
Acquisition related costs	(8)	(229)	(108)	(1,759)
Gain on settlement	—	—	3,365	—
Gain on early extinguishment of debt	—	—	45	1
Equity in earnings of Affiliates Insurance Company	80	28	316	139
(Loss) gain on sale of available for sale securities reclassified from other comprehensive income	(81)	3,460	(19)	4,116

Income from continuing operations before income taxes	4,300	1,175	19,070	16,931
(Provision) benefit for income taxes	(807)	51,560	(5,642)	50,554
Income from continuing operations	3,493	52,735	13,428	67,485
Income (loss) from discontinued operations	6	2,666	11,517	(3,284)

Net income	$3,499	$55,401	$24,945	$64,201

Weighted average shares outstanding - basic	48,066	47,702	47,952	42,161

Weighted average shares outstanding - diluted	48,066	50,570	47,952	45,034

Basic income per share from:
Continuing operations	$0.07	$1.11	$0.28	$1.60
Discontinued operations	—	0.05	0.24	(0.08)
Net income per share - basic	$0.07	$1.16	$0.52	$1.52

Diluted income per share from:
Continuing operations	$0.07	$1.05	$0.28	$1.52
Discontinued operations	—	0.05	0.24	(0.07)
Net income per share - diluted	$0.07	$1.10	$0.52	$1.45

Supplemental Information, page 2 of 8

FIVE STAR QUALITY CARE, INC.

CONSOLIDATED BALANCE SHEETS DATA

(in thousands)

(unaudited)

	December 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$24,638	$28,374
Accounts receivable, net of allowance	53,134	56,509
Investments in available for sale securities	12,920	9,114
Restricted cash	6,548	4,838
Prepaid expenses and other current assets	29,644	20,395
Assets of discontinued operations	10,430	29,022
Total current assets	137,314	148,252

Property and equipment, net	335,612	332,185
Restricted cash	12,166	4,092
Restricted investments in available for sale securities	10,580	13,115
Goodwill, equity investment and other long term assets	75,684	85,833
Total assets	$571,356	$583,477

Liabilities and Shareholders’ Equity
Current liabilities:
Bridge loan from Senior Housing Properties Trust (or SNH)	$—	$38,000
Current portion of convertible senior notes	24,872	—
Other current liabilities	159,088	151,331
Total current liabilities	183,960	189,331

Mortgage notes payable	37,621	38,714
Convertible senior notes	—	37,282
Other long term liabilities	42,970	37,956
Shareholders’ equity	306,805	280,194
Total liabilities and shareholders’ equity	$571,356	$583,477

Supplemental Information, page 3 of 8

FIVE STAR QUALITY CARE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011

Cash flows from operating activities:
Net income	$3,499	$55,401	$24,945	$64,201
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	6,433	5,989	25,064	19,694
Gain on early extinguishment of debt	—	—	(45)	(1)
(Gain) loss from discontinued operations	(6)	(2,666)	(11,517)	3,284
Loss (gain) on sale of available for sale securities	81	(3,460)	19	(4,116)
Impairment of long-lived assets	—	3,500	—	3,500
Equity in earnings of Affiliates Insurance Company	(80)	(28)	(316)	(139)
Stock-based compensation	618	321	1,267	1,271
Deferred income taxes	359	(54,330)	10,556	(54,699)
Provision for losses on receivables	1,779	1,461	5,296	5,257
Changes in assets and liabilities:
Accounts receivable	(33)	(5,842)	(1,921)	(6,578)
Prepaid expenses and other assets	(3,482)	1,333	(11,270)	(1,025)
Accounts payable and accrued expenses	14,576	(3,490)	15,482	3,537
Accrued compensation and benefits	(7,131)	(4,172)	2,011	1,924
Due to related persons	(1,076)	2,353	(6,944)	818
Other current and long term liabilities	(2,017)	(2,040)	4,128	3,367
Cash provided by (used in) operating activities	13,520	(5,670)	56,755	40,295

Net cash provided by (used in) discontinued operations	2,298	2,673	(6,018)	3,417

Cash flows from investing activities:
(Payments from) deposits into restricted cash and investment accounts, net	(3,548)	547	(9,784)	(2,570)
Acquisition of property and equipment	(17,134)	(16,419)	(57,386)	(60,380)
Acquisition of senior living communities, net of working capital assumed	—	—	—	(107,765)
Purchase of available for sale securities	—	—	(5,076)	(206)
Proceeds from sale of pharmacy	—	—	34,298	—
Proceeds from disposition of property and equipment held for sale	12,271	7,393	30,520	33,269
Proceeds from sale of available for sale securities	3,235	8,187	4,163	10,896
Cash used in investing activities	(5,176)	(292)	(3,265)	(126,756)

Cash flows from financing activities:
Net proceeds from issuance of common stock	—	—	—	53,953
Proceeds from borrowings on credit facilities	15,000	—	62,500	12,000
Repayments of borrowings on credit facilities	(15,000)	—	(62,500)	(12,000)
Proceeds from borrowing on the bridge loan from Senior Housing Properties Trust	—	—	—	80,000
Repayments of borrowing on the bridge loan from Senior Housing Properties Trust	—	(10,000)	(38,000)	(42,000)
Purchase and retirement of convertible senior notes	—	—	(12,038)	(622)
Repayments of mortgage notes payable	(299)	(283)	(1,170)	(683)
Cash (used in) provided by financing activities	(299)	(10,283)	(51,208)	90,648

Change in cash and cash equivalents during the period	10,343	(13,572)	(3,736)	7,604
Cash and cash equivalents at beginning of period	14,295	41,946	28,374	20,770
Cash and cash equivalents at end of period	$24,638	$28,374	$24,638	$28,374

Supplemental cash flow information:
Cash paid for interest	$1,210	$2,086	$4,921	$3,540
Cash paid for income taxes	$580	$79	$2,132	$1,336

Non-cash activities:
Real estate acquisition	$—	$—	$—	$(40,289)
Assumption of mortgage notes payable	$—	$—	$—	$40,289

Supplemental Information, page 4 of 8

FIVE STAR QUALITY CARE, INC.

SENIOR LIVING COMMUNITY FINANCIAL DATA(1)

(dollars in thousands, except average monthly rate)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2012	2011	2012	2011

Senior living communities:
Number of communities (end of period)	222	222	222	222
Number of units (end of period)	23,764	23,764	23,764	23,764
Occupancy	85.7%	86.2%	85.7%	85.8%
Avg. monthly rate	$4,516	$4,408	$4,477	$4,516

Senior living revenue:
Independent and assisted living community revenue	$124,690	$122,230	$494,553	$457,149
Continuing care retirement community revenue	97,784	96,586	388,981	394,642
Skilled nursing facility revenue	52,976	53,037	213,895	216,617
Other(2)	3,704	2,880	13,589	9,972

Total senior living revenue	$279,154	$274,733	$1,111,018	$1,078,380

Senior living wages and benefits:
Independent and assisted living community wages and benefits	$52,628	$52,852	$213,950	$200,803
Continuing care retirement community wages and benefits	47,539	48,071	191,648	191,187
Skilled nursing facility wages and benefits	33,794	34,505	136,405	138,285
Other(2)	1,395	1,983	6,161	6,111

Total senior living wages and benefits	$135,356	$137,411	$548,164	$536,386

Senior living other operating expenses:
Independent and assisted living community other operating expenses	$30,427	$28,648	$118,759	$107,188
Continuing care retirement community other operating expenses	25,736	24,349	96,837	97,699
Skilled nursing facility other operating expenses	14,414	13,002	53,530	52,956
Other(2)	(570)	533	943	1,812

Total senior living other operating expenses	$70,007	$66,532	$270,069	$259,655

(1)	Excludes data for managed communities, rehabilitation hospitals and discontinued senior living operations.
(2)

Other senior living relates primarily to rehabilitation and other specialty service revenues and expenses provided at our residential facilities and does not include revenues and expenses from our rehabilitation hospital operations.

Supplemental Information, page 5 of 8

FIVE STAR QUALITY CARE, INC.

COMPARABLE SENIOR LIVING COMMUNITY FINANCIAL DATA(1)

(dollars in thousands, except average monthly rate)

	Three months ended		Twelve months ended
	December 31,(2)		December 31,(3)
	2012	2011	2012	2011

Senior living communities:
Number of communities (end of period)	222	222	209	209
Number of units (end of period)	23,764	23,764	22,175	22,175
Occupancy	85.7%	86.2%	85.4%	85.6%
Avg. monthly rate	$4,516	$4,408	$4,605	$4,580

Senior living revenue:
Independent and assisted living community revenue	$124,690	$122,230	$443,992	$432,788
Continuing care retirement community revenue	97,784	96,586	388,981	394,642
Skilled nursing facility revenue	52,976	53,037	213,895	216,617
Other(4)	3,704	2,880	13,589	9,972

Total senior living revenue	$279,154	$274,733	$1,060,457	$1,054,019

Senior living wages and benefits:
Independent and assisted living community wages and benefits	$52,628	$52,852	$197,355	$192,364
Continuing care retirement community wages and benefits	47,539	48,071	191,648	191,187
Skilled nursing facility wages and benefits	33,794	34,505	136,405	138,285
Other(4)	1,395	1,983	6,161	6,111

Total senior living wages and benefits	$135,356	$137,411	$531,569	$527,947

Senior living other operating expenses:
Independent and assisted living community other operating expenses	$30,427	$28,648	$105,578	$100,934
Continuing care retirement community other operating expenses	25,736	24,349	96,837	97,699
Skilled nursing facility other operating expenses	14,414	13,002	53,530	52,956
Other(4)	(570)	533	943	1,812

Total senior living other operating expenses	$70,007	$66,532	$256,888	$253,401

(1)       Excludes data for managed communities, rehabilitation hospitals and discontinued senior living operations.

(2)       Communities that we have operated continuously since October 1, 2011.

(3)       Communities that we have operated continuously since January 1, 2011.

(4)       Other senior living relates primarily to rehabilitation and other specialty service revenues and expenses provided at our residential facilities and does not include revenues and expenses from our rehabilitation hospital operations.

Supplemental Information, page 6 of 8

FIVE STAR QUALITY CARE, INC.

PERCENT BREAKDOWN OF SENIOR LIVING COMMUNITY REVENUES(1)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2012	2011	2012	2011
Independent and assisted living communities:
Private and other sources	98.9%	98.9%	98.9%	98.9%
Medicaid	1.1%	1.1%	1.1%	1.1%
Total	100.0%	100.0%	100.0%	100.0%

Continuing care retirement communities:
Private and other sources	70.4%	71.4%	70.7%	68.9%
Medicare	22.7%	21.8%	22.6%	24.8%
Medicaid	6.9%	6.8%	6.7%	6.3%
Total	100.0%	100.0%	100.0%	100.0%

Skilled nursing facilities:
Private and other sources	25.8%	25.2%	25.4%	24.6%
Medicare	23.5%	24.2%	24.3%	26.9%
Medicaid	50.7%	50.6%	50.3%	48.5%
Total	100.0%	100.0%	100.0%	100.0%

Total senior living communities:
Private and other sources	74.5%	74.7%	74.5%	72.7%
Medicare	12.6%	12.5%	12.8%	14.6%
Medicaid	12.9%	12.8%	12.7%	12.7%
Total	100.0%	100.0%	100.0%	100.0%

(1)        Excludes data for managed communities, rehabilitation hospitals and discontinued senior living operations.

Supplemental Information, page 7 of 8

FIVE STAR QUALITY CARE, INC.

SENIOR LIVING OTHER OPERATING DATA(1)

(dollars in thousands, except average monthly rate)

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2012	2012	2012	2012	2011
Independent and assisted living communities (owned):
Number of communities (end of period)	31	31	31	31	31
Number of units (end of period)	2,952	2,952	2,952	2,952	2,952
Occupancy	88.2%	86.7%	85.7%	85.4%	85.3%
Avg. monthly rate	$3,360	$3,373	$3,364	$3,329	$3,309

Independent and assisted living communities (leased):
Number of communities (end of period)	122	122	122	122	122
Number of units (end of period)	10,053	10,053	10,053	10,053	10,053
Occupancy	88.6%	88.3%	88.2%	88.4%	89.2%
Avg. monthly rate	$3,664	$3,659	$3,637	$3,620	$3,584

CCRC communities (leased):
Number of communities (end of period)	31	31	31	31	31
Number of units (end of period)(2)	7,336	7,336	7,336	7,336	7,336
Occupancy	83.5%	84.1%	84.0%	84.8%	84.9%
Avg. monthly rate	$5,320	$5,231	$5,242	$5,224	$5,171

Skilled nursing facilities (leased):
Number of communities (end of period)	38	38	38	38	38
Number of units (end of period)(3)	3,423	3,423	3,423	3,423	3,423
Occupancy	79.8%	80.2%	80.9%	81.6%	81.4%
Avg. monthly rate	$6,597	$6,359	$6,546	$6,335	$6,346

Total senior living communities (owned and leased):
Number of communities (end of period)	222	222	222	222	222
Number of units (end of period)	23,764	23,764	23,764	23,764	23,764
Occupancy	85.7%	85.7%	85.5%	85.9%	86.2%
Avg. monthly rate	$4,516	$4,464	$4,486	$4,444	$4,408

Managed communities:
Number of communities (end of period)	39	30	25	25	23
Number of units (end of period)(4)	6,690	4,498	3,738	3,738	3,393
Occupancy	87.5%	87.4%	87.6%	87.3%	85.4%
Avg. monthly rate	$4,236	$4,051	$4,045	$4,004	$3,696

Rehabilitation hospitals (leased):
Number of hospitals (end of period)	2	2	2	2	2
Number of units (end of period)	321	321	321	321	321
Occupancy	60.2%	60.7%	59.8%	60.4%	61.4%

Other ancillary services:
Rehabilitation and wellness inpatient clinics (end of period)	50	50	48	47	47
Rehabilitation and wellness outpatient clinics (end of period)	49	46	44	41	39
Home health communities served (end of period)	6	6	6	6	6

(1)       Excludes data for discontinued operations.

(2)       Includes 2,020 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.

(3)       Includes 87 assisted living and independent living units in communities where skilled nursing services are the predominant services provided.

(4)       Includes 478 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.

Supplemental Information, page 8 of 8

FIVE STAR QUALITY CARE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

Earnings before interest, taxes, depreciation and amortization, or EBITDA, and EBITDA excluding certain items, or collectively, Non-GAAP Financial Measures, are not financial measures determined according to U.S. generally accepted accounting principles, or GAAP.  We consider these Non-GAAP Financial Measures to be meaningful disclosures because we believe that the presentation of these Non-GAAP Financial Measures may help investors to gain a better understanding of changes in our operating results, and may also help investors who wish to make comparisons between us and other companies on both a GAAP and a non-GAAP basis. These Non-GAAP Financial Measures are used by management to evaluate our financial performance and for comparing our performance over time and to the performance of our competitors. These Non-GAAP Financial Measures as presented may not, however, be comparable to amounts calculated by other companies.  This information should not be considered as an alternative to income from continuing operations, net income, cash flows from operating activities or any other financial operating or performance or liquidity measure established by GAAP.  The following table includes the reconciliation of these Non-GAAP Financial Measures to income from continuing operations, the most directly comparable financial measure under GAAP reported in our consolidated financial statements, for the three and twelve months ended December 31, 2012 and 2011.

	For the three months		For the twelve months
	ended December 31,		ended December 31,
	2012	2011	2012	2011
Income from continuing operations	$3,493	$52,735	$13,428	$67,485
Add: interest and other expense	1,475	1,512	6,268	3,917
Add: income tax expense	807	—	5,642	157
Add: depreciation and amortization	6,433	5,989	25,064	19,694
Less: income tax benefit	—	(51,560)	—	(50,711)
Less: interest, dividend and other income	(243)	(265)	(881)	(1,240)
EBITDA	11,965	8,411	49,521	39,302
Add: impairment of long-lived assets	—	3,500	—	3,500
Add: acquisition related costs	8	229	108	1,759
Add: loss on sale of investments in available for sale securities	81	—	19	—
Less: gain on sale of investments in available for sale securities	—	(3,460)	—	(4,116)
Less: gain on early extinguishment of debt	—	—	(45)	(1)
Less: gain on settlement	—	—	(3,365)	—
EBITDA excluding certain items	$12,054	$8,680	$46,238	$40,444